Exhibit 10.2

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) is entered into as of February 27, 2025 (the “Effective Date”), by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Damon Inc., a British Columbia corporation (“Company”). Investor and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

A. Company and Investor are parties to that certain Securities Purchase Agreement dated December 20, 2024 (the “Purchase Agreement”).

B. The Parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the Parties acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.Definitions. Capitalized terms used but not otherwise defined shall have the meanings set forth in the Purchase Agreement.

3. Foreign Private Issuer. Company represents and warrants to Investor that as of the Effective Date, Company is considered to be a foreign private issuer within the meaning of Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Company further represents and warrants that it filed the required Corporate Event Form with Nasdaq to notify Nasdaq of the Company’s status as a foreign private issuer, that as permitted under Nasdaq Listing Rule 5615(a)(3) and in accordance with its election to follow home country practice, it is not subject to Nasdaq Listing Rule 5635 and certain other corporate governance rules in the Nasdaq 5600 series, and that such disclosure has been included in Company’s latest Form 10-Q filed with the SEC and made available on Company’s website.

4. Approval. The Parties agree that so long as Company continues to be a foreign private issuer and not subject to Nasdaq Listing Rule 5635, that Company will not be obligated to seek or obtain the Approval. The Parties further agree that if Company should no longer be considered a foreign private issuer on any date, the Company will be obligated to obtain the Approval within ninety (90) days of such date.

5. Representations and Warranties. Each Party for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees that such Party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such Party hereunder.

6. Certain Acknowledgments. Each of the Parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with this Amendment.

7. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Purchase Agreement after the date of this Amendment is deemed to be a reference to the Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Purchase Agreement, as in effect prior to the date hereof.

8. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Further Assurances. Each Party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

COMPANY:

DAMON INC.

By:	/s/ Bal Bhullar
Bal Bhullar, Chief Financial Officer

INVESTOR:

streeterville capital, llc

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Amendment No. 1]